EXHIBIT 11.1

              STATEMENT REGARDING COMPUTATION OF PER SHARE EARNINGS

     The following reflects the information used in calculating the number of shares in the computation of net loss per share for each of the periods set forth in the Statements of Operations.


        3RD QUARTER ENDED SEPTEMBER 30, 1996
        WEIGHTED AVERAGE SHARES OUTSTANDING:

 1-Jul-96    4,403,658 shares   X    24 days =    105,687,792
25-Jul-96    4,408,658 shares   X     7 days =     30,860,606
 1-Aug-96    4,408,658 shares   X     8 days =     35,269,264
 9-Aug-96    4,608,658 shares   X    10 days =     46,086,580
19-Aug-96    4,618,270 shares   X     7 days =     32,327,890
26-Aug-96    4,630,770 shares   X     1 days =      4,630,770
27-Aug-96    4,634,020 shares   X     1 days =      4,634,020
28-Aug-96    4,662,770 shares   X     2 days =      9,325,540
30-Aug-96    4,664,020 shares   X     2 days =      9,328,040
 1-Sep-96    4,664,020 shares   X    11 days =     51,304,220
12-Sep-96    4,677,400 shares   X    13 days =     60,806,200
25-Sep-96    4,685,762 shares   X     5 days =     23,428,810
30-Sep-96    4,776,578 shares   X     1 days =      4,776,578
                                   ----           -----------
                                     92           418,466,310          4,548,547
                                   ====           ===========    ===============
                                      NET LOSS                      ($1,012,503)
                                      DIVIDEND                     ($105,800.00)
                                      AMORTIZATION OF INCREASING
                                        DIVIDEND                       ($40,881)
                                      INDUCEMENT OF WARRANT
                                        EXERCISE                      ($351,916)
                                                                 ---------------
                                                                 ($1,511,100.00)
                                                                 ---------------
                                             EPS                         ($0.33)
                                                                 ===============



        YEAR TO DATE ENDED SEPTEMBER 30, 1996
        WEIGHTED AVERAGE SHARES OUTSTANDING:

 1-Jan-96   4,403,658 shares   X    31 days =     136,513,398
 1-Feb-96   4,403,658 shares   X    29 days =     127,706,082
 1-Mar-96   4,403,658 shares   X    31 days =     136,513,398
 1-Apr-96   4,403,658 shares   X    30 days =     132,109,740
 1-May-96   4,403,658 shares   X    31 days =     136,513,398
 1-Jun-96   4,403,658 shares   X    30 days =     132,109,740
 1-Jul-96   4,403,658 shares   X    24 days =     105,687,792
25-Jul-96   4,408,658 shares   X     7 days =      30,860,606
 1-Aug-96   4,408,658 shares   X     8 days =      35,269,264
 9-Aug-96   4,608,658 shares   X    10 days =      46,086,580
19-Aug-96   4,618,270 shares   X     7 days =      32,327,890
26-Aug-96   4,630,770 shares   X     1 days =       4,630,770
27-Aug-96   4,634,020 shares   X     1 days =       4,634,020
28-Aug-96   4,662,770 shares   X     2 days =       9,325,540
30-Aug-96   4,664,020 shares   X     2 days =       9,328,040
 1-Sep-96   4,664,020 shares   X    11 days =      51,304,220
12-Sep-96   4,677,400 shares   X    13 days =      60,806,200
25-Sep-96   4,685,762 shares   X     5 days =      23,428,810
30-Sep-96   4,776,576 shares   X     1 days =       4,776,578
                                  ----          -------------
                                   274          1,219,932,066          4,452,307
                                  ====          =============    ===============
                                      NET LOSS                      ($2,880,258)
                                      DIVIDEND                        ($317,400)
                                      AMORTIZATION OF INCREASING
                                        DIVIDEND                      ($122,643)
                                      INDUCEMENT OF WARRANT
                                        EXERCISE                      ($351,916)
                                                                 ---------------
                                                                 ($3,672,217.00)
                                                                 ---------------
                                             EPS                         ($0.82)
                                                                 ===============